UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  October 28, 2013

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	001-32373 (Commission File Number)	27-0099920 (IRS Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA (Address of principal executive offices)	89109 (Zip Code)

Registrant’s telephone number, including area code:  (702) 414-1000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ]	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01              Regulation FD Disclosure.

Michael A. Leven, President and Chief Operating Officer and a Director of Las Vegas Sands Corp. (the “company”), has adopted a pre-arranged stock trading plan to exercise 1,500,000 company stock options from November through February 2014.  The stock options expire on March 11, 2014.  The stock trading plan was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934 and the company’s policies regarding stock transactions.

Under his 10b5-1 plan, Mr. Leven plans to (1) exercise of 185,000 options, 380,000 options and 380,000 options in November 2013, January 2014 and February 2014, respectively, and sell sufficient shares to cover the related exercise prices, taxes and fees; (2) exercise an additional 185,000 options in November 2013 and sell 175,000 shares; and (3) exercise 370,000 options in December 2013 and sell all of these shares.  If Mr. Leven completes all of the planned option exercises and sales under his stock trading plan, Mr. Leven would retain 81,395 shares of common stock, vested options to purchase 10,000 shares of common stock and 300,000 vested and unvested restricted stock units in addition to the shares retained following the transactions described above.

The transactions under this plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  November 1, 2013

LAS VEGAS SANDS CORP.

By:	/s/ Chris J. Cahill
Name: Chris J. Cahill
Title: Executive Vice President, Global Operations

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